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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (date of earliest event reported): October 2, 1995



                              EAGLE FINANCIAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)



          Delaware                    0-15311                    06-1194047
----------------------------        -----------                -------------
(State or Other Jurisdiction        (Commission                (IRS Employer
      of Incorporation)             File Number)               Identification
                                                                   Number)



222 Main Street, P.O. Box 1157, Bristol, Connecticut                 06010
----------------------------------------------------               ----------
(Address of Principal Executive Offices)                           (Zip Code)





       Registrant's telephone number, including area code: (203) 589-4600



                     An Exhibit Index is located at page 4.

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Item 5.  Other Events.

                  On October 2, 1995, Eagle Financial Corp. announced that its wholly owned subsidiary, Eagle Federal Savings Bank (the "Bank"), has entered into definitive agreements with Fleet Bank, National Association, a subsidiary of Fleet Financial Group, Inc. ("Fleet"), and Shawmut Bank Connecticut, National
Association, a subsidiary of Shawmut National Corporation ("Shawmut"), to purchase certain assets and assume the deposit liabilities of one Fleet branch office and four Shawmut offices.

                  The five branch  offices are located in Hartford,  Bloomfield,
West Hartford, Simsbury and Manchester, Connecticut, and have approximately $290 million of deposits.  The Bank will pay a deposit premium of approximately 6.75%
of  the  deposit  liabilities  assumed.  The  assets  to  be  purchased  include approximately  $39 million of  primarily  commercial  real estate  loans and $10 million of home equity and other consumer  loans.  In connection with the branch purchases and assumption of deposit  liabilities,  the Bank  anticipates it will
pay  down   approximately  $100  million  of  short  term  borrowings  (with  no pre-payment  penalty).  Based on its June 30,  1995  tangible  capital  ratio of
6.29%,  and  giving  effect  to  the  branch  purchases  and  the  repayment  of approximately  $100 million of  borrowings,  the Bank's  tangible  capital ratio would  remain in excess of 4.0% and the Bank would  continue to have  regulatory capital levels in excess of that required to be adequately capitalized.

                  The  October 2, 1995 press  release is attached at Exhibit 99.
The terms of the transaction are as set forth in the respective definitive agreements with each of Fleet and Shawmut, copies of which are attached at Exhibits 2(a) and 2(b), respectively, and incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

                  (c) Exhibits

                      2(a).  Purchase and  Assumption  Agreement  between  Eagle
                             Federal  Savings  Bank  and  Fleet  Bank,  National
                             Association*

                      2(b).  Purchase and  Assumption  Agreement  between  Eagle
                             Federal Savings Bank and Shawmut Bank  Connecticut,
                             National Association*

                      99.    Press Release dated October 2, 1995

* All schedules to the Agreement are omitted, but are listed therein. Pursuant to Item 601(b)(2) of Regulation S-K(17 C.F.R. s. 226.601(b)(2)), Eagle
   Financial Corp. will furnish supplementally a copy of any omitted schedule to the Commission upon request.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 13, 1995                    EAGLE FINANCIAL CORP.



                                           By:  /s/ Robert S. Britton
                                             ------------------------------
                                           Robert S. Britton
                                           President and Chief Executive Officer

Attest:

/s/ Mark J. Blum
--------------------------
Mark J. Blum
Vice President and
    Chief Financial Officer

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                                  EXHIBIT INDEX
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


                                                                                     Page Number in
       Exhibit Number         Exhibit                                         Sequential Numbering System
      --------------         -------                                         ----------------------------
           2(a).             Purchase and Assumption Agreement between Eagle            6
                             Federal Savings Bank and Fleet Bank, National
                             Association

           2(b).             Purchase and Assumption Agreement between Eagle           43
                             Federal Savings Bank and Shawmut Bank
                             Connecticut, National Association

           99.               Press Release dated October 2, 1995                       80



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